Filed Pursuant to Rule 424(b)(5)

Registration No. 333-277888

PROSPECTUS SUPPLEMENT

(To Prospectus dated March 20, 2024)

4,744,231 Shares of Common Stock

Pre-Funded Warrants to Purchase 1,025,000 Shares of Common Stock

1,025,000 Shares of Common Stock Underlying the Pre-Funded Warrants

Corbus Pharmaceuticals Holdings, Inc.

We are offering 4,744,231 shares of our common stock, and, in lieu of shares of common stock to investors that so choose, pre-funded warrants to purchase 1,025,000 shares of our common stock, or the “pre-funded warrants” (and the shares of common stock issuable from time to time upon exercise of each of the pre-funded warrants). The public offering price is $13.00 per share. The pre-funded warrants will be exercisable immediately and are exercisable for one share of our common stock. The purchase price of each pre-funded warrant is equal to the public offering price at which a share of common stock is sold to the public in this offering, minus $0.0001, and the exercise price of each pre-funded warrant is $0.0001 per share of common stock. This prospectus also relates to the offering of the shares of common stock issuable upon exercise of the pre-funded warrants.

Our common stock is listed on the Nasdaq Capital Market under the symbol “CRBP.” On October 30, 2025, the last reported sales price of our common stock on the Nasdaq Capital Market was $16.44 per share. There is no established public trading market for the pre-funded warrants, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the pre-funded warrants on any securities exchange or recognized trading system.

Investing in our common stock involves risks. Before buying any shares, you should read the discussion of material risks of investing in our common stock in “Risk Factors” beginning on page S-9 of this prospectus supplement, on page 4 of the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Per Pre-Funded Warrant	Total
Public offering price	$13.00	$12.9999	$74,999,900.50
Underwriting discounts and commissions (1)	$0.78	$0.7800	$4,500,000.18
Proceeds to us, before expenses	$12.22	$12.2199	$70,499,900.32

(1) We have agreed to reimburse the underwriters for certain of their reasonable out-of-pocket expenses. See “Underwriting” beginning on page S-18 for more information on this offering and the underwriting arrangements.

Delivery of the shares of common stock is expected to be made on or about November 3, 2025. We have granted the underwriters an option for a period of 30 days to purchase up to 865,384 additional shares of our common stock. If the underwriters exercise the option in full, the total underwriting discounts and commissions payable by us will be $5,174,999.70 and the total proceeds to us, before expenses, will be $81,074,892.80.

Book-running manager
Jefferies

Lead managers
RBC Capital Markets	LifeSci Capital	Mizuho

The date of this prospectus supplement is October 30, 2025

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus dated March 20, 2024, including the documents incorporated by reference therein, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the Securities and Exchange Commission, or the SEC, before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

We have not, and the underwriters have not, authorized anyone to provide you with information different from or inconsistent with the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of those respective documents, regardless of the time of delivery of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “Additional Information” and “Incorporation of Certain Information by Reference.”

We and the underwriters are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of our common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of our common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

All references in this prospectus supplement or the accompanying prospectus to “Corbus,” the “Company,” “we,” “us,” or “our” mean Corbus Pharmaceuticals Holdings, Inc. and its subsidiaries unless we state otherwise or the context otherwise indicates. This prospectus supplement and the information incorporated herein by reference contain references to trademarks, service marks and trade names owned by us or other companies. Solely for convenience, trademarks, service marks and trade names referred to in this prospectus supplement and the information incorporated herein, including logos, artwork, and other visual displays, may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks, service marks and trade names. We do not intend our use or display of other companies’ trademarks, service marks or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies. Other trademarks, service marks and trade names appearing in this prospectus supplement are the property of their respective owners.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit or incorporated by reference to the registration statement of which this prospectus forms a part were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

SUMMARY

This summary highlights selected information about us and this offering. This summary is not complete and may not contain all of the information that is important to you. We encourage you to read this prospectus supplement and the accompanying prospectus, including the information under the caption “Risk Factors” and the information we incorporate by reference, in its entirety.

Overview

Corbus Pharmaceuticals Holdings, Inc. (the "Company," "Corbus," "we," "us," or "our") is a clinical-stage oncology and obesity company and is committed to helping people defeat serious illness by bringing innovative scientific approaches to well-understood biological pathways. Our pipeline is comprised of two experimental drugs targeting solid tumors: CRB-701, a next-generation antibody drug conjugate ("ADC") that targets the expression of Nectin-4 on cancer cells to release a cytotoxic payload of monomethyl auristatin E ("MMAE"); and CRB-601, an anti-integrin monoclonal antibody that blocks the activation of TGFβ expressed on cancer cells. The pipeline also includes CRB-913, a highly peripherally restricted cannabinoid type-1 ("CB1") receptor inverse agonist for the treatment of obesity.

Our oncology pipeline:

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CRB-701 is a next-generation ADC that targets the expression of Nectin-4 on cancer cells to release a cytotoxic payload of MMAE. In February 2023, we obtained a license from CSPC Megalith Biopharmaceutical Co. Ltd. ("CSPC"), a subsidiary of CSPC Pharmaceutical Group Limited, to develop and commercialize the drug in the United States ("U.S."), Canada, the European Union (including the European Free Trade Area), the United Kingdom ("U.K.") and Australia. CRB-701 (SYS6002) is currently being investigated by CSPC in a Phase 1/2 clinical trial in participants with advanced solid tumors in China (the "China study"). We commenced a corresponding Phase 1/2 study in the U.S. and the U.K. (the "Western study") in April 2024 and completed enrollment of the dose escalation phase in October 2024. Both studies are enrolling participants with advanced solid tumors associated with Nectin-4 expression. Subsequent to the completion of enrollment in the dose escalation phase, we began enrolling the dose optimization portion of the Western study, added additional clinical sites in Europe, and in June 2025 began dosing participants in the PD-1 combination arm with CRB-701 in combination with Keytruda® (pembrolizumab). We presented the dose expansion data at the European Society for Medical Oncology ("ESMO") in October 2025, which included data from over 100 participants from the U.S. and Europe with head and neck squamous cell carcinoma ("HNSCC"), cervical and urothelial ("mUC") tumors. We further expect to complete the dose optimization phase and identify the recommended Phase 2 dose ("RP2D") in the fourth quarter of 2025.
•
CRB-601 is a potent and selective anti-αvβ8 monoclonal antibody that blocks the activation of latent TGFβ found on cancer cells. In pre-clinical models, CRB-601 demonstrates enhanced anti-tumor activity when combined with an anti-PD-1 checkpoint inhibitor compared to each single agent on its own. Pre-clinical data suggests that blockade of latent TGFβ production by CRB-601 can lead to changes in immune cell infiltration in the tumor microenvironment, thus potentially enhancing the benefit of PD-1 blockade. CRB-601 is being developed as a potential treatment for participants with solid tumors in combination with existing therapies, including checkpoint inhibitors. The first participant in a Phase 1 dose escalation study was dosed in December 2024 under an open IND and regulatory approval for the study was received in the U.K. in January 2025. Dose escalation in combination with Keytruda® (pembrolizumab) commenced in June 2025. We expect to report dose escalation data in the fourth quarter of 2025.

Our obesity pipeline:

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CRB-913 is a second-generation highly peripherally restricted CB1 receptor inverse agonist designed to treat obesity. We dosed the first participant in the single ascending dose ("SAD") portion of a Phase 1 study in the first quarter of 2025 and thus far have observed an absence of treatment-related neuropsychiatric events. In June 2025, we dosed the first participant in the multiple ascending dose ("MAD") portion of the Phase 1 trial, which is scheduled for completion in the third quarter of 2025. The initiation of a Phase 1b dose-range finding study in obese non-diabetic individuals is expected to begin in the fourth quarter of 2025. CB1 inverse agonism is a clinically validated mechanism known to induce weight loss; however, neuropsychiatric adverse events have been reported in prior clinical studies with both rimonabant and monlunabant. CRB-913 has been specifically formulated to shift the drug exposure from the brain to the periphery to improve safety and tolerability. The drug was shown in pre-clinical studies to have a brain to plasma ratio fifty times lower than rimonabant and fifteen times more peripherally restricted than monlunabant.

Recent Developments

CRB-701 Data

On October 18, 2025, we announced data from our Phase 1/2 clinical study of CRB-701 that was presented at ESMO 2025 on October 19, 2025.

Data as of September 1, 2025 was presented from 167 patients, of whom 1221 were evaluable for efficacy. The tumor types being investigated were head and neck squamous cell carcinoma (HNSCC, n=41), cervical cancer (n=37) and locally advanced/metastatic urothelial (mUC, n=23) tumors. In addition, 21 patients who had other solid-tumor types were enrolled during dose escalation.

The multi-center Phase 1/2 study is being conducted in the U.S and Europe. The study was designed as an “all comers” trial with no enrollment restrictions for biomarkers (Nectin-4, PDL-1 or HPV status) or the number of prior lines of therapy. Patients were heavily pretreated with a median of 3 prior lines of therapy (range: 1–9), and the mean age was 60 years (range: 30–90). Baseline performance status, as assessed by the Eastern Cooperative Oncology Group (ECOG), was ≤2 for all patients, with 43.1% classified as ECOG 0, 55.1% as ECOG 1, and 1.8% as ECOG 2.

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1122 evaluable patients includes 84 patients with either HNSCC, cervical or mUC tumors dosed at 2.7 mg/kg (n=38) or 3.6 mg/kg (n=46), 7 patients with either HNSCC, cervical or mUC tumors dosed during dose escalation at 1.8 mg/kg, 21 patients who had other solid-tumor types that were enrolled during dose escalation, 8 non-evaluable patients, 1 patient with a -60.7% reduction in the size of mUC tumor not included in ORR and DCR calculations due to missing data and 1 patient with a HNSCC tumor dosed with the combination of CRB-701 (at 2.7 mg/kg) and pembrolizumab.

Efficacy in Response Evaluable Patients (n=84) dosed either at 2.7 mg/kg or 3.6 mg/kg

HNSCC (n=33)
Dose	2.7 mg/kg	3.6 mg/kg
ORR*	33.3% (4/12)	47.6% (10/21)
DCR**	75.0%	61.9%
Response confirmation***	All confirmed	7 confirmed 3 unconfirmed: 1 discontinued and 2 ongoing
Cervical (n=34)
Dose	2.7 mg/kg	3.6 mg/kg
ORR*	22.2% (4/18)	37.5% (6/16)
DCR**	66.6%	68.8%
Response confirmation***	2 confirmed 2 unconfirmed and ongoing	3 confirmed 3 unconfirmed: 1 discontinued and 2 ongoing
mUC (n=17)
Dose	2.7 mg/kg	3.6 mg/kg
ORR*	50.0% (4/8)	55.6% (5/9)
DCR**	75.0%	88.9%
Response confirmation***	2 confirmed 2 unconfirmed and ongoing	3 confirmed 2 unconfirmed: 1 discontinued and 1 ongoing

*Objective response rate (ORR) calculated using patient’s unconfirmed best overall response (BOR) per RECISTv1.1, excluding non-evaluable patients (n=9). **Disease control rate (DCR) calculated by summing numbers of response-evaluable patients who achieve a BOR of complete response (CR), partial response (PR) or stable disease (SD). *** Treatment status as of September 1, 2025.

Safety (n=167)

•
No dose limiting toxicities (DLTs) were encountered during dose escalation. The 2.7 mg/kg and 3.6 mg/kg doses were selected for dose optimization.
•
The most common treatment emergent adverse events (TEAEs) at a frequency of >15% were dysgeusia (18.6%), anemia (21.0%), fatigue (21.6%), alopecia (24.0%) and keratitis (32.3%).
•
Grade 3 treatment related adverse events were reported in 30 patients (18.0%). There were no grade 4 or 5 treatment related-adverse events.
•
Notably, the rate of peripheral neuropathy was low at 8.4% (all Grade 1 or 2), based on a broad, standardized MedRA category search.
•
The discontinuation rate related to CRB-701 was low at 6.0%.
•
Overall, CRB-701 demonstrated a favorable safety and tolerability profile.

Biomarkers

Nectin-4 (all tumor types)

•
Clinical responses were observed in patients with both high and low Nectin-4 expression as measured retrospectively by immunohistochemistry.

HPV status (HNSCC)

•
Responses were observed in patients with both HPV+ and HPV- status.

PD(L)-1 (HNSCC)

•
Responses were observed in patients with PD(L)-1 positive and negative status.

ATM Agreement

As previously disclosed, we entered into an Open Market Sale Agreement, dated August 6, 2020, as amended on May 31, 2023, by and between us and Jefferies LLC (as amended, the “Sale Agreement”), pursuant to which we could issue and sell from time to time in an “at-the-market” public offering shares of our common stock. Since June 30, 2025, we have sold 505,217 shares under the Sale Agreement.

Financial Update and Preliminary Financial Information for the Quarter Ended September 30, 2025

We have not finalized our financial statements as of and for the quarter ended September 30, 2025. Based on the current estimates, we expect to report that we had cash, cash equivalents, and investments of approximately $104.0 million as of September 30, 2025, which includes $27.0 million in cash and cash equivalents. The actual amounts that we will report will be subject to our financial closing procedures and any final adjustments that may be made prior to the time our financial results for the quarter ended September 30, 2025 are finalized and filed with the U.S. Securities and Exchange Commission. The preliminary financial data included herein has been prepared by, and is the responsibility of, management. Our independent registered public accounting firm has not audited, reviewed, compiled, or applied agreed-upon procedures with respect to the preliminary financial data and, accordingly, does not express an opinion or any other form of assurance with respect thereto. This estimate should not be viewed as a substitute for financial statements prepared in accordance with accounting principles generally accepted in the United States. It does not reflect any updates following September 30, 2025, including any sales made under the Sale Agreement, following such date, or consider any events or circumstances after the date that it was prepared, and is not necessarily indicative of the results to be achieved in any future period. Since June 30, 2025, we have sold 505,217 shares under the Sale Agreement for aggregate gross proceeds of $6.7 million. Accordingly, you should not place undue reliance on this preliminary estimate. We assume no duty to update this preliminary estimate except as required by law.

Corporate Information

Our principal executive offices are located at 500 River Ridge Drive, Norwood, Massachusetts 02062, and our telephone number is (617) 963-0100. Our website address is www.corbuspharma.com. We have included our website address as an inactive textual reference only and our website and the information contained on, or that can be accessed through, our website will not be deemed to be incorporated by reference in, and are not considered part of, this prospectus. You should not rely on our website or any such information in making your decision whether to purchase our securities.

THE OFFERING

Common stock offered by us	4,744,231 shares

Pre-funded warrants offered by us

We are also offering, in lieu of shares of common stock to certain investors that so choose, pre-funded warrants to purchase 1,025,000 shares of common stock. Each pre-funded warrant will have an initial exercise price per share of $0.0001, subject to certain adjustments. The purchase price of each pre-funded warrant is equal to the price at which the share of common stock is being sold to the public in this offering, minus $0.0001. The pre-funded warrants are exercisable immediately and may be exercised at any time until all of the pre-funded warrants are exercised in full. For more information, see the section titled “Description of Securities We Are Offering—Pre-Funded Warrants.” This prospectus supplement also relates to the offering of the shares of common stock issuable upon the exercise of such pre-funded warrants.

Common stock to be outstanding immediately after this offering

 18,528,517 shares (or 19,393,901 shares if the underwriters exercise in full their option to purchase additional shares, in each case, assuming all of the pre-funded warrants issued in this offering are exercised).

Option to purchase additional shares from us	We have granted the underwriters the option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to 865,384 additional shares of our common stock.

Use of proceeds

We currently intend to use the net proceeds from this offering to fund the clinical development of our pipeline and for working capital and other general corporate purposes. See “Use of Proceeds” on page S-13.

Risk Factors

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-9 of this prospectus and under similar headings in the other documents that are filed after the date hereof and incorporated by reference in this prospectus for a discussion of factors to consider before deciding to purchase shares of our common stock.

Nasdaq Capital Market symbol

Our common stock is listed on The Nasdaq Capital Market under the symbol “CRBP”. There is no established public trading market for the pre-funded warrants and we do not expect a market to develop. In addition, we do not intend to apply for listing of the pre-funded warrants on any securities exchange or recognized trading system. See the section titled “Description of Securities We Are Offering—Pre-Funded Warrants.”

The number of shares of common stock to be outstanding after this offering is based on 12,254,069 shares of common stock outstanding on June 30, 2025, after giving effect to the sale of 505,217 shares under the Sale Agreement following June 30, 2025, and excludes:

●	1,436,028 shares of common stock issuable upon the exercise of outstanding options at a weighted average exercise price of $36.29 per share, of which 497,884 options were vested as of June 30, 2025;

●	502,376 shares of common stock issuable upon the vesting of restricted stock units as of June 30, 2025;

●

2,873 shares of common stock issuable upon the exercise of outstanding warrants at a weighted average exercise price of $208.80 per share, of which 2,873 warrants are exercisable as of June 30, 2025; and

●	866,306 shares of common stock available for future issuance under our 2024 Equity Compensation Plan as of June 30, 2025.

Except as otherwise noted, all information in this prospectus supplement assumes:

●	no exercise of the underwriters’ option to purchase 865,384 additional shares; and

●	the exercise in full of all pre-funded warrants sold in this offering.

RISK FACTORS

An investment in our shares of common stock involves a high degree of risk. Prior to making a decision about investing in our shares of common stock, you should carefully consider the following risks, uncertainties and assumptions, as well as those discussed under Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which is incorporated herein by reference and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, together with information in this prospectus and any other information incorporated by reference into this prospectus, including the risk factors set forth below. See the sections of this prospectus supplement entitled “Additional Information” and “Incorporation of Certain Information by Reference.” Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any of these risks occur, our business, financial condition and operating results could be harmed, the trading price of our common stock could decline and you could lose part or all of your investment.

This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus. See “Special Note Regarding Forward-Looking Statements” for information relating to these forward-looking statements.

Risks Relating To The Offering

If you purchase shares of common stock sold in this offering, you will experience immediate and substantial dilution in your investment.

Purchasers of common stock (or pre-funded warrants at the public offering price less $0.0001) in this offering will experience immediate dilution to the extent of the difference between the public offering price per share of common stock and the net tangible book value per share of common stock immediately after this offering. After giving effect to the sale of shares of our common stock at the public offering price of $13.00 per share, and after deducting underwriting discounts and commissions and estimated offering expenses, you will experience immediate dilution of $2.96 per share, representing the difference between our net tangible book value per share as of June 30, 2025 after giving effect to this offering at the public offering price. See “Dilution” for a more detailed discussion of the dilution you will incur if you purchase shares of common stock in this offering.

Our management team may invest or spend the proceeds of this offering in ways with which you may not agree or in ways which may not yield a significant return.

Our management will have broad discretion over the use of proceeds from this offering. The net proceeds from this offering will be used to fund the clinical development of our pipeline and for working capital and other general corporate purposes.

You will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds from this offering may be used for corporate purposes that do not increase our operating results or enhance the value of our common stock. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

Future sales of shares by existing stockholders could cause our stock price to decline.

Sales of a substantial number of shares of our common stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares of common stock intend to sell shares, could reduce the market price of our common stock.

As of June 30, 2025, we had outstanding options to purchase an aggregate of 1,436,028 shares of our common stock at a weighted average exercise price of $36.29 per share and warrants to purchase an aggregate of 2,873 shares of our common stock at a weighted average exercise price of $208.80 per share. The exercise of such outstanding options and warrants will result in further dilution of your investment. If our existing stockholders sell substantial amounts of our common stock in the public market, or if the public perceives that such sales could occur, this could have an adverse impact on the market price of our common stock, even if there is no relationship between such sales and the performance of our business.

There is no public market for the pre-funded warrants being offered by us in this offering.

There is no established public trading market for the pre-funded warrants being sold in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the pre-funded warrants on any securities exchange or recognized trading system. Without an active market, the liquidity of the pre-funded warrants will be limited.

Holders of the pre-funded warrants will have no rights as common stockholders until they acquire our common stock.

Until you acquire shares of our common stock upon exercise of the pre-funded warrants, you will have no rights with respect to our common stock issuable upon exercise of the pre-funded warrants, including the right to receive dividend payments, vote or respond to tender offers. Upon exercise of your pre-funded warrants, you will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

Significant holders or beneficial holders of shares of our common stock may not be permitted to exercise the pre-funded warrants that they hold.

A holder (together with its affiliates and other attribution parties) may not exercise any portion of a pre-funded warrant to the extent that immediately prior to or after giving effect to such exercise the holder would own more than 9.99% of our outstanding common stock immediately after exercise, which percentage may be changed at the holder’s election to a higher or lower percentage not in excess of 19.99% (if exceeding such percentage would result in a change of control under Nasdaq Listing Rule 5635(b) or any successor rule) upon 61 days’ notice to us subject to the terms of the pre-funded warrants. As a result, you may not be able to exercise your pre-funded warrants for shares of our common stock at a time when it would be financially beneficial for you to do so. In such a circumstance, you could seek to sell your pre-funded warrants to realize value, but you may be unable to do so in the absence of an established trading market and due to applicable transfer restrictions.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the information incorporated herein by reference contain forward-looking statements within the meaning of the federal securities laws, which statements involve substantial risks and uncertainties. All statements, other than statements of historical facts, included or incorporated by reference in this prospectus supplement and the accompanying prospectus regarding our strategy, future events, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about:

●	our history of operating losses;

●	our anticipated timing for clinical development, regulatory submissions, commencement and completion of clinical trials and product approvals;

●	the results of our clinical trials, including the possibility of unfavorable clinical trial results or that results from our clinical trials will reach similar results in future trials;

●	our cash position;

●	market conditions in our industry;

●	our current and future capital requirements and our ability to satisfy our capital needs;

●	our ability to complete required clinical trials of our product candidates and obtain approval from the FDA or other regulatory agencies in different jurisdictions;

●	our ability to maintain or protect the validity of our patents and other intellectual property;

●	our ability to retain key executive members;

●	our ability to internally develop new product candidates, intellectual property, and other product candidates we may acquire and/or license;

●	interpretations of current laws and the passages of future laws;

●	acceptance of our business model by investors;

●	the accuracy of our estimates regarding expenses and capital requirements;

●	our ability to adequately support growth;

●	our expectations related to the use of proceeds from this offering and prior offerings and other financing activities; and

●	our estimates regarding expenses, future revenue, capital requirements and ability to satisfy our capital needs.

Forward-looking statements may also concern our expectations relating to our subsidiaries and other affiliates. We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus supplement, the accompanying prospectus and the information incorporated herein and therein.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included in this prospectus supplement, the accompanying prospectus and the information incorporated herein and therein, particularly in “Risk Factors,” that could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments that we may make.

You should read this prospectus supplement, the accompanying prospectus, the documents that we incorporate by reference into this prospectus supplement, including the documents to which we have referred you in the sections of this prospectus supplement entitled “Additional Information” and “Incorporation of Certain Information by Reference” completely and with the understanding that our actual future results may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

USE OF PROCEEDS

We estimate that the net proceeds we will receive from this offering will be approximately $70.2 million, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. If the underwriters exercise in full their option to purchase additional shares, we estimate that the aggregate net proceeds from this offering will be approximately $80.8 million, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

We currently intend to use the net proceeds from this offering to fund clinical development of our pipeline and for working capital and other general corporate purposes. We have not determined the amount of net proceeds to be used specifically for such purposes and, as a result, management will retain broad discretion over the allocation of net proceeds. The occurrence of unforeseen events or changed business conditions could result in the application of the net proceeds from this offering in a manner other than as described in this prospectus supplement. Pending their uses, we intend to invest the net proceeds of this offering in interest-bearing bank accounts or in short-term, interest-bearing, investment-grade securities.

DILUTION

Purchasers of common stock in this offering will experience immediate dilution to the extent of the difference between the public offering price per share of common stock and the net tangible book value per share of common stock immediately after this offering.

Our net tangible book value as of June 30, 2025 was approximately $109.4 million, or $8.93 per share of common stock. Net tangible book value per share is determined by dividing total tangible assets, which excludes intangible assets, less total liabilities, by the aggregate number of shares of common stock outstanding as of June 30, 2025.

After giving effect to the sale of 505,217 shares under the Sale Agreement following June 30, 2025, our pro forma net tangible book value as of June 30, 2025 would have been approximately $115.9 million, or $9.08 per share of common stock.

After giving effect to the sale by us of shares of common stock (which assumes the exercise of all pre-funded warrants sold in this offering) at the public offering price of $13.00 per share and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of June 30, 2025 would have been approximately $186.1 million, or $10.04 per share. This represents an immediate increase in net tangible book value of $1.11 per share to our existing stockholders and an immediate dilution of $2.96 per share issued to the new investors purchasing securities in this offering.

The following table illustrates this dilution on a per-share basis:

Public offering price per share of common stock		$13.00
Historical net tangible book value per share as of June 30, 2025	$8.93
Increase in net tangible book value per share attributable to sales under the Sale Agreement	0.15
Pro forma net tangible book value per share as of June 30, 2025	9.08
Increase in pro forma net tangible book value per share attributable to new investors	$0.96
Pro forma as adjusted net tangible book value per share after this offering		$10.04
Dilution per share to new investors		$2.96

If the underwriters exercise in full their option to purchase additional shares of common stock in this offering at the public offering price of $13.00 per share, our pro forma net tangible book value after the offering would be $10.14 per share, the increase in the pro forma net tangible book value to existing stockholders would be $1.21 per share, and the dilution to new investors purchasing securities in this offering would be $2.86 per share.

The above table excludes:

●	1,436,028 shares of common stock issuable upon the exercise of outstanding options at a weighted average exercise price of $36.29 per share, of which 497,884 options were vested as of June 30, 2025;

●	502,376 shares of common stock issuable upon the vesting of restricted stock units as of June 30, 2025;

●

2,873 shares of common stock issuable upon the exercise of outstanding warrants at a weighted average exercise price of $208.80 per share, of which 2,873 warrants are exercisable as of June 30, 2025; and

●	866,306 shares of common stock available for future issuance under our 2024 Equity Compensation Plan as of June 30, 2025.

To the extent that options or warrants are exercised, new options are issued under our 2024 Equity Compensation Plan, or we issue additional shares of common stock in the future, there may be further dilution to investors participating in this offering. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

DESCRIPTION OF SECURITIES WE ARE OFFERING

Common Stock

Voting. The holders of common stock are entitled to one vote for each share held of record on all matters on which the holders are entitled to vote (or consent pursuant to written consent). Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote.

Dividends. The holders of common stock are entitled to receive, ratably, dividends only if, when and as declared by our board of directors out of funds legally available therefor and after provision is made for each class of capital stock having preference over the common stock.

Liquidation Rights. In the event of our liquidation, dissolution or winding-up, the holders of common stock are entitled to share, ratably, in all assets remaining available for distribution after payment of all liabilities and after provision is made for each class of capital stock having preference over the common stock.

Conversion Right. The holders of common stock have no conversion rights.

Preemptive and Similar Rights. The holders of common stock have no preemptive or similar rights.

Redemption/Put Rights. There are no redemption or sinking fund provisions applicable to the common stock. All of the outstanding shares of our common stock are fully-paid and nonassessable.

Transfer Agent and Registrar. The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company, LLC.

Pre-Funded Warrants

The material terms and provisions of the pre-funded warrants being issued in this offering are summarized below. The following description is subject to, and qualified in its entirety by, the form of pre-funded warrant which will be filed as an exhibit to a Current Report on Form 8-K to be filed by us with the SEC in connection with this offering. You should review the form of pre-funded warrant for a complete description of the terms and conditions applicable to the pre-funded warrants.

Exercisability. The pre-funded warrants will be immediately exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. The holder may also exercise the pre-funded warrant through a “cashless exercise,” in which case, the holder would receive upon such exercise, the net number of shares of common stock determined according to the formula set forth in the pre-funded warrant. The exercise price must be paid by the holder in cash in immediately available funds.

Exercise Limitations. A holder (together with its affiliates and other attribution parties) may not exercise any portion of a pre-funded warrant to the extent that immediately prior to or after giving effect to such exercise the holder would own more than 9.99% of our outstanding common stock immediately after exercise, which percentage may be changed at the holder’s election to a higher or lower percentage not in excess of 19.99% (if exceeding such percentage would result in a change of control under Nasdaq Listing Rule 5635(b) or any successor rule) upon 61 days’ notice to us subject to the terms of the pre-funded warrants.

Exercise Price. Each pre-funded warrant offered hereby has an initial exercise price per share equal to $0.0001. The pre-funded warrants are immediately exercisable and may be exercised at any time until the pre-funded warrants are exercised in full. The exercise price and number of shares of common stock issuable upon exercise is subject to adjustment in the event of stock dividends, stock splits, stock combinations, reclassifications or similar events affecting our common stock.

Transferability. Subject to compliance with any applicable securities laws, the pre-funded warrants are separately tradeable immediately after issuance at the option of the holders and may be transferred at the option of the holders.

No Listing. There is no established public trading market for the pre-funded warrants and we do not expect a market to develop. In addition, we do not intend to apply for listing of the pre-funded warrants on any securities exchange or recognized trading system, including The Nasdaq Capital Market. Without an active market, the liquidity of the pre-funded warrants will be limited.

Fundamental Transactions. In the event of a fundamental transaction, as described in the pre-funded warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our assets, our consolidation or merger with or into another person or the acquisition of more than 50% of our outstanding common stock, the holders of the pre-funded warrants will be entitled to receive upon exercise of the pre-funded warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction.

Rights as a Stockholder. Except as otherwise provided in the pre-funded warrants or by virtue of a holder’s ownership of shares of our common stock, the holders of the pre-funded warrants do not have the rights or privileges of holders of our common stock, including the right to receive dividend payments, vote or respond to tender offers, until they exercise their pre-funded warrants.

Warrant Agent. We will act as warrant agent for the pre-funded warrants.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement, dated October 30, 2025, between us and Jefferies LLC, as the representative of the underwriters named below and book-running manager of this offering, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the respective number of shares of common stock and pre-funded warrants shown opposite its name below.

Underwriter	Number of Shares	Number of Pre-Funded Warrants
Jefferies LLC	2,372,116	512,501
RBC Capital Markets, LLC	790,705	170,833
LifeSci Capital LLC	790,705	170,833
Mizuho Securities USA LLC	790,705	170,833
Total	4,744,231	1,025,000

The underwriting agreement provides that the obligations of the several underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers’ certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that the underwriters will purchase all of the shares of common stock and pre-funded warrants if any of them are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

The underwriters have advised us that, following the completion of this offering, they currently intend to make a market in the common stock as permitted by applicable laws and regulations. However, the underwriters are not obligated to do so, and the underwriters may discontinue any market-making activities at any time without notice in their sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the common stock, that you will be able to sell any of the common stock held by you at a particular time or that the prices that you receive when you sell will be favorable. There is currently no trading market for the pre-funded warrants and no such trading market is expected to develop.

The underwriters are offering the shares of common stock and pre-funded warrants, subject to their acceptance of the shares of common stock and pre-funded warrants from us and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commission and Expenses

The underwriters have advised us that they propose to offer the shares and pre-funded warrants to the public at the initial public offering prices set forth on the cover page of this prospectus supplement and to certain dealers, which may include the underwriters, at that price less a concession not in excess of $0.468 per share of common stock. After the offering, the initial public offering price, concession may be reduced by the representative. No such reduction will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.

The following table shows the public offering price, the underwriting discounts and commissions that we are to pay the underwriters and the proceeds, before expenses, to us in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase additional shares.

	Per Share			Total
	Without Option to Purchase Additional Shares	With Option to Purchase Additional Shares	Per Pre-Funded Warrant	Without Option to Purchase Additional Shares	With Option to Purchase Additional Shares
Public offering price	$13.00	$13.00	$12.9999	$74,999,900.50	$86,249,892.50
Underwriting discounts and commissions paid by us	$0.78	$0.78	$0.7800	$4,500,000.18	$5,174,999.70
Proceeds to us, before expenses	$12.22	$12.22	$12.2199	$70,499,900.32	$81,074,892.80

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $260,000 and are payable by us. We have also agreed to reimburse the underwriters for certain of their expenses in an amount up to $15,000. In accordance with FINRA Rule 5110, these reimbursed expenses are deemed underwriting compensation in connection with this offering.

Listing

Our common stock is listed on The Nasdaq Capital Market under the trading symbol “CRBP.” The pre-funded warrants are not and will not be listed on a national securities exchange.

Option to Purchase Additional Shares

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase, from time to time, in whole or in part, up to an aggregate of 865,384 shares at the public offering price set forth on the cover page of this prospectus supplement, less underwriting discounts and commissions. If the underwriters exercise this option, each underwriter will be obligated, subject to specified conditions, to purchase a number of additional shares proportionate to that underwriter’s initial purchase commitment as indicated in the table above.

No Sales of Similar Securities

We, our officers and our directors have agreed, subject to specified exceptions, not to directly or indirectly:

●

sell, offer to sell, contract to sell or lend, pledge, hypothecate or grant any security interest, transfer, effect any short sale or establish or increase a “Put Equivalent Position” or liquidate or decrease any “Call Equivalent Position” within the meaning of Rules 16-a(1-b) and 16a-l(h) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to our common stock, options or warrants to acquire shares of common stock, or securities exchangeable or exercisable for or convertible into shares of common stock (collectively with the common stock, the “lock-up securities”) or

●	enter into any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of lock-up securities, or

●	otherwise dispose of any lock-up securities, or

●

make any demand for, or exercise any right with respect to, the registration under the Securities Act of the offer and sale of any lock-up securities, or cause to be filed a registration statement, prospectus or prospectus supplement (or an amendment or supplement thereto) with respect to any such registration, or

●	publicly announce an intention to do any of the foregoing for a period of 60 days after the date of this prospectus supplement without the prior written consent of the representative.

This restriction terminates after the close of trading of the common stock on and including the 60th day after the date of this prospectus supplement.

With respect to us, this restriction does not apply to (A) the transactions contemplated by this offering, (B) the issuance by us of common stock or options to purchase common stock, the issuance of common stock upon exercise of options, or the grant of other equity awards pursuant to stock plans, (C) the issuance of common stock upon the exercise of warrants described as outstanding in the registration statement and this prospectus, (D) the issuance of common stock in connection with mergers or acquisitions of businesses, entities, property or other assets, joint ventures or strategic alliances not exceeding in the aggregate, after giving effect to any such issuance, the number of shares equal to 5% of our outstanding common stock, provided that we shall cause each recipient of common stock to execute and deliver to Jefferies LLC a lock-up agreement for the balance of the 60-day restricted period, or (E) the issuance and sale, from time to time, of common stock pursuant to the Sale Agreement provided that no sales shall be made under the Sale Agreement until the earlier of (x) the exercise in full by the Underwriters of their option to purchase the Optional Shares and (y) the 30th day following the date of this prospectus.

With respect to our directors and officers, subject to certain conditions, this restriction does not apply to (i) sales or transfers of common stock solely in connection with the “cashless” exercise of stock options outstanding for the purpose of exercising such stock options, (ii) the disposition of common stock to us in a transaction exempt from Section 16(b) of the Exchange Act solely in connection with the payment of taxes due, (iii) distributions of securities to general or limited partners, members, shareholders, affiliates or wholly owned subsidiaries of the director or officer or any investment fund or other entity controlled or managed by the director or officer, (iv) transfers or dispositions of securities to any corporation, partnership, limited liability company or other entity all of the beneficial ownership interests of which are held by the director or officer or a family member in a transaction not involving a disposition for value, (v) transfers to us of securities in connection with (A) termination of employment or other termination of a service provider and pursuant to agreements wherein we have the option to repurchase such securities, or (B) agreements wherein we have a right of first refusal with respect to transfers of such securities, (vi) the establishment of new trading plans pursuant to Rule 10b5-1 under the Exchange Act and sales of securities pursuant to a trading plan entered into prior to the lock-up period, (vii) the transfer of securities by gift or intestate succession to a family member or to a trust and (vii) the transfer of securities by gift or gifts or charitable contributions; provided, (x) in the case of clauses (iii), (iv), (vii) and (viii), that such transferee shall execute and deliver to Jefferies LLC an agreement in form and substance satisfactory to Jefferies LLC stating that such transferee is receiving and holding such securities subject to the lock-up agreement and agrees not to sell or offer to sell such securities, engage in any swap or engage in any other restricted activities under the lock-up agreement and (y) no public disclosure nor any filing under the Exchange Act by any party to the transfer shall be required or shall be made voluntarily in connection with such transfer reporting a reduction in beneficial ownership in connection with the transfer.

Jefferies LLC may, in its sole discretion and at any time or from time to time before the termination of the 60-day period release all or any portion of the securities subject to lock-up agreements. There are no existing agreements between the underwriters and any of our shareholders who will execute a lock-up agreement, providing consent to the sale of shares prior to the expiration of the lock-up period.

Stabilization

The underwriters have advised us that they, pursuant to Regulation M under the Exchange Act, and certain persons participating in the offering may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the common stock at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either “covered” short sales or “naked” short sales.

“Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares of our common stock in this offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares of our common stock or purchasing shares of our common stock in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option to purchase additional shares.

“Naked” short sales are sales in excess of the option to purchase additional shares of our common stock. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares of our common stock in the open market after pricing that could adversely affect investors who purchase in this offering.

A stabilizing bid is a bid for the purchase of shares of common stock on behalf of the underwriters for the purpose of fixing or maintaining the price of the common stock. A syndicate covering transaction is the bid for or the purchase of shares of common stock on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. Similar to other purchase transactions, the underwriter’s purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the common stock originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

The underwriters may also engage in passive market making transactions in our common stock on The Nasdaq Capital Market in accordance with Rule 103 of Regulation M under the Exchange Act during a period before the commencement of offers or sales of shares of our common stock in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Electronic Distribution

A prospectus in electronic format may be made available by e-mail or on the web sites or through online services maintained by one or more of the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares of common stock for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriters’ web sites and any information contained in any other web site maintained by any of the underwriters is not part of this prospectus supplement and the accompanying prospectus, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.

Other Activities and Relationships

The underwriters and certain of their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their respective affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses. For example, Jefferies LLC is the sale agent under the Sale Agreement. Under the Sale Agreement, we may offer and sell, from time to time, shares of our common stock through Jefferies LLC through an “at the market offering”, as defined in Rule 415(a)(4) promulgated under the Securities Act.

In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If the underwriters or their respective affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriters and their respective affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the common stock offered hereby. Any such short positions could adversely affect future trading prices of the common stock offered hereby. The underwriters and certain of their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area and the United Kingdom, or a Relevant State, no shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

a.	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

b.

to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the representative for any such offer; or

c.

in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of shares shall require us or any representative to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

Each person in a Relevant State who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with us and the representative that it is a qualified investor within the meaning of the Prospectus Regulation.

In the case of any shares being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in a Relevant State to qualified investors, in circumstances in which the prior consent of the representative has been obtained to each such proposed offer or resale.

We, the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

The above selling restriction is in addition to any other selling restrictions set out below.

In connection with the offering, the underwriters are not acting for anyone other than us and will not be responsible to anyone other than us for providing the protections afforded to their clients nor for providing advice in relation to the offering.

Notice to Prospective Investors in the United Kingdom

In relation to the United Kingdom, or UK, no shares have been offered or will be offered pursuant to the offering to the public in the UK prior to the publication of a prospectus in relation to the shares which has been approved by the Financial Conduct Authority in the UK in accordance with the UK Prospectus Regulation and the FSMA, except that offers of shares may be made to the public in the UK at any time under the following exemptions under the UK Prospectus Regulation and the FSMA:

a.	to any legal entity which is a qualified investor as defined under the UK Prospectus Regulation;

b.

to fewer than 150 natural or legal persons (other than qualified investors as defined under the UK Prospectus Regulation), subject to obtaining the prior consent of the representative for any such offer; or

c.

at any time in other circumstances falling within section 86 of the FSMA, provided that no such offer of shares shall require the us or any representative to publish a prospectus pursuant to Section 85 of the FSMA or Article 3 of the UK Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

Each person in the UK who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with us and the representative that it is a qualified investor within the meaning of the UK Prospectus Regulation.

In the case of any shares being offered to a financial intermediary as that term is used in Article 5(1) of the UK Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in the UK to qualified investors, in circumstances in which the prior consent of the representative has been obtained to each such proposed offer or resale.

We, the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares in the UK means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018, and the expression “FSMA” means the Financial Services and Markets Act 2000.

In connection with the offering, the underwriters are not acting for anyone other than the issuer and will not be responsible to anyone other than the issuer for providing the protections afforded to their clients nor for providing advice in relation to the offering.

This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Notice to Prospective Investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, our company or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, or FINMA, and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority, or DFSA. This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, or ASIC, in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001, or the Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons, or the Exempt Investors, who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Hong Kong

The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

The shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the shares were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time, or the SFA) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

(a)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b)	where no consideration is or will be given for the transfer;

(c)	where the transfer is by operation of law; or

(d)	as specified in Section 276(7) of the SFA.

Notice to Prospective Investors in Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

The validity of the common stock and pre-funded warrants being offered will be passed upon for us by Lowenstein Sandler LLP, New York, New York. Covington & Burling LLP, New York, New York is counsel for the underwriters in connection with this offering.

EXPERTS

The consolidated balance sheets of Corbus Pharmaceuticals Holdings, Inc. and Subsidiaries as of December 31, 2024 and 2023, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years then ended, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the SEC. Additionally, you may access our filings with the SEC through our website at http://www.corbuspharma.com. The information on our website is not part of this prospectus.

We will provide you without charge, upon your oral or written request, with an electronic or paper copy of any or all reports, proxy statements and other documents we file with the SEC, as well as any or all of the documents incorporated by reference in this prospectus (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to:

Corbus Pharmaceuticals Holdings, Inc.

500 River Ridge Drive Norwood, MA 02062

Telephone number: (617) 963-0100

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the common stock offered with this prospectus. This prospectus does not contain all of the information in the registration statement, parts of which we have omitted, as allowed under the rules and regulations of the SEC. You should refer to the registration statement for further information with respect to us and the common stock. Copies of the registration statement, including exhibits, may be inspected on the SEC’s website at the Internet site set forth above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement.

We incorporate by reference the documents listed below that we have previously filed with the SEC:

•	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 11, 2025;

•	The Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2025, filed with the SEC on May 6, 2025 and June 30, 2025, filed with the SEC on August 5, 2025;
•

The Company’s Current Reports on Form 8-K filed with the SEC on February 14, 2025, March 18, 2025, March 21, 2025, May 19, 2025, September 16, 2025, October 20, 2025 and October 30, 2025 (other than any portions thereof deemed furnished and not filed); and

•

The description of our common stock, par value $0.0001 per share, contained in our Form 8-A filed on April 14, 2015, including any amendment or report filed for the purpose of updating such description, including the Description of Capital Stock filed as Exhibit 4.10 to our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 7, 2023.

All reports and other documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus but before the termination of the offering of the securities hereunder will also be considered to be incorporated by reference into this prospectus from the date of the filing of these reports and documents, and will supersede the information herein; provided, however, that all reports, exhibits and other information that we “furnish” to the SEC will not be considered incorporated by reference into this prospectus. We undertake to provide without charge to each person (including any beneficial owner) who receives a copy of this prospectus, upon written or oral request, a copy of all of the preceding documents that are incorporated by reference (other than exhibits, unless the exhibits are specifically incorporated by reference into these documents). You may request a copy of these materials in the manner set forth under the heading “Additional Information,” above.

Any statements contained in a document incorporated by reference in this prospectus supplement shall be deemed to be modified, superseded or replaced for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement (or in any other subsequently filed document which also is incorporated by reference in this prospectus supplement) modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus supplement and the accompanying prospectus. Statements contained in this prospectus supplement, the accompanying prospectus and any document incorporated by reference as to the contents of any contract, agreement or other document referred to are not necessarily complete, and in each instance reference is made to the copy of the contract, agreement or other document filed as an exhibit to the registration statement or any incorporated document, each statement being so qualified by this reference.

PROSPECTUS

Corbus Pharmaceuticals Holdings, Inc.

$300,000,000

Common Stock

Preferred Stock

Warrants

Debt Securities

Subscription Rights

Units

We may offer, issue and sell from time to time together or separately, in one or more offerings, any combination of (i) our common stock, (ii) our preferred stock, which we may issue in one or more series, (iii) warrants, (iv) senior or subordinated debt securities, (v) subscription rights and (vi) units. The debt securities may consist of debentures, notes, or other types of debt. The debt securities, preferred stock, warrants and subscription rights may be convertible into, or exercisable or exchangeable for, common or preferred stock or other securities of ours. The units may consist of any combination of the securities listed above.

The aggregate public offering price of the securities that we may offer will not exceed $300,000,000. We will offer the securities in an amount and on terms that market conditions will determine at the time of the offering. Our common stock is listed on The Nasdaq Capital Market under the symbol “CRBP.” The last reported sale price for our common stock on March 8, 2024 as quoted on The Nasdaq Capital Market was $44.93 per share. You are urged to obtain current market quotations of our common stock. We have no preferred stock, warrants, debt securities, subscription rights or units listed on any market. Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

Investing in our securities involves risk. You should carefully consider the risks that we refer you to under the section captioned “Risk Factors” in this prospectus on page 4 before buying our securities.

Should we offer any of the securities described in this prospectus, we will provide you with the specific terms of the particular securities being offered in supplements to this prospectus. You should read this prospectus and any supplement, together with additional information described under the headings “Additional Information” and “Incorporation of Certain Information by Reference” carefully before you invest. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

We may sell these securities directly to our stockholders or to other purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 20, 2024.

Corbus Pharmaceuticals Holdings, Inc. is referred to herein as “Corbus,” “the Company,” “we,” “us,” and “our,” unless the context indicates otherwise.

You may only rely on the information contained in this prospectus and the accompanying prospectus supplement or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus and the prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus or any prospectus supplement nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or such prospectus supplement or that the information contained by reference to this prospectus or any prospectus supplement is correct as of any time after its date.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may from time to time offer and sell, in one or more offerings, any or all of the securities described in this prospectus, separately or together, up to an aggregate offering price of $300,000,000. This prospectus provides you with a general description of our securities being offered. When we issue the securities being offered by this prospectus, we will provide a prospectus supplement (which term includes, as applicable, the at-the-market sale agreement prospectus filed with the registration statement of which this prospectus forms a part) that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Additional Information” and “Incorporation of Certain Information by Reference.”

PROSPECTUS SUMMARY

The following summary highlights some information from this prospectus. It is not complete and does not contain all of the information that you should consider before making an investment decision. You should read this entire prospectus, including the “Risk Factors” section on page 4 and the disclosures to which that section refers you, the financial statements and related notes and the other more detailed information appearing elsewhere, including in any accompanying prospectus supplement, or incorporated by reference into this prospectus before investing in any of the securities described in this prospectus.

About Us

Corbus Pharmaceuticals Holdings, Inc. (the “Company” or “Corbus”) is a precision oncology company with a diversified portfolio and is committed to helping people defeat serious illness by bringing innovative scientific approaches to well-understood biological pathways. Our pipeline is comprised of two experimental drugs targeting solid tumors: CRB-701, a next-generation antibody drug conjugate (“ADC”) that targets the expression of Nectin-4 on cancer cells to release a cytotoxic payload and CRB-601, an anti-integrin monoclonal antibody that blocks the activation of TGFβ expressed on cancer cells. The pipeline also includes CRB-913, a highly peripherally restricted cannabinoid type-1 (“CB1”) receptor inverse agonist for the treatment of obesity.

Our oncology pipeline:

•
CRB-701 is a next-generation ADC targeting the expression of Nectin-4 on cancer cells to release a cytotoxic payload. In February 2023 we obtained a license from CSPC Megalith Biopharmaceutical Co. Ltd ("CSPC"), a subsidiary of CSPC Pharmaceutical Group Limited, to develop and commercialize the drug in the United States ("U.S."), Canada, the European Union (including the European Free Trade Area), the United Kingdom and Australia (the “CSPC License Agreement”). The Investigational New Drug (“IND”) application for CRB-701 was cleared by the U.S. Food and Drug Administration (“FDA”) in 2022 and the drug is currently being investigated by CSPC in a Phase 1 dose-escalation clinical trial in patients with advanced solid tumors in China. On January 26, 2024, we presented data from the Phase 1 dose-escalation trial in China for the first eighteen patients reflective of the first six dose cohorts. The data was presented at ASCO-GU. The emerging clinical data shows that CRB-701 was well-tolerated and demonstrated an overall response rate ("ORR") of 43% and a disease control rate ("DCR") of 71% in the seven patients who received doses predicted to be therapeutically relevant. We are on schedule to bridge data from this Phase 1 clinical trial in China to commence a Phase 1 clinical trial in the U.S. during the first quarter of 2024.
•
CRB-601 is a potent and selective anti-αvβ8 monoclonal antibody that blocks the activation of latent TGFβ found on cancer cells. In pre-clinical models, CRB-601 demonstrates enhanced anti-tumor activity when combined with an anti-PD-1 checkpoint inhibitor compared to each single agent on its own. The data suggests that blockade of latent TGFβ production by CRB-601 can lead to changes in immune cell infiltration in the tumor microenvironment thus potentially enhancing the benefit of PD-1 blockade. CRB-601 is being developed as a potential treatment for patients with solid tumors in combination with existing therapies, including checkpoint inhibitors. On January 9, 2024, we announced that the FDA cleared the IND for CRB-601 and we expect to enroll the first patient in a Phase 1 study in the summer of 2024.

Our obesity pipeline:

•
CRB-913 is a second-generation highly peripherally restricted CB1 receptor inverse agonist designed to treat obesity. In a diet-induced obesity ("DIO") mouse model, CRB-913 demonstrates a reduction in body weight, body fat content, leptinemia, insulin resistance, liver triglycerides, liver fat deposits, and improvements in liver histology. These outcomes were further improved when CRB-913 was used in combination with incretin analogs (tirzepatide, semaglutide, or liraglutide). We are currently conducting IND enabling studies and we expect to file an IND in the fourth quarter of 2024.

Corporate Information

Our principal executive offices are located at 500 River Ridge Drive, Norwood, Massachusetts 02062, and our telephone number is (617) 963-0100. Our website address is www.corbuspharma.com. We have included our website address as an inactive textual reference only and our website and the information contained on, or that can be accessed through, our website will not be deemed to be incorporated by reference in, and are not considered part of, this prospectus. You should not rely on our website or any such information in making your decision whether to purchase our securities.

RISK FACTORS

Before purchasing any of the securities you should carefully consider the risk factors incorporated by reference in this prospectus from our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and the Current Reports on Form 8-K filed since December 31, 2023, and in any accompanying prospectus supplement, as well as the risk factors set forth in our SEC reports on Forms 10-K, 10-Q and 8-K filed after the date of this prospectus and in the other documents incorporated by reference in any accompanying prospectus supplement. For a description of these reports and documents, and information about where you can find them, see “Additional Information” and “Incorporation of Certain Information by Reference.” Additional risks not presently known or that we presently consider to be immaterial could subsequently materially and adversely affect our financial condition, results of operations, business and prospects.

FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, contains forward-looking statements as that term is defined in the federal securities laws. The events described in forward-looking statements contained in this prospectus, including the documents that we incorporate by reference, may not occur. Generally, these statements relate to our business plans or strategies, projected or anticipated benefits or other consequences of our plans or strategies, development timelines, financing plans, projected or anticipated benefits from acquisitions that we may make, or projections involving anticipated revenues, earnings or other aspects of our operating results or financial position, and the outcome of any contingencies. Any such forward-looking statements are based on current expectations, estimates and projections of management. We intend for these forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements. Words such as “may,” “expect,” “believe,” “anticipate,” “project,” “plan,” “intend,” “estimate,” and “continue,” and their opposites and similar expressions are intended to identify forward-looking statements. We caution you that these statements are not guarantees of future performance or events and are subject to a number of uncertainties, risks and other influences, many of which are beyond our control that may influence the accuracy of the statements and the projections upon which the statements are based. Factors that may affect our results include, but are not limited to, the risks and uncertainties referenced or discussed in the “Risk Factors” section on page 4 of this prospectus, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 or in other reports we file with the Securities and Exchange Commission and incorporate by reference in this prospectus.

Any one or more of these uncertainties, risks and other influences could materially affect our results of operations and whether forward-looking statements made by us ultimately prove to be accurate. Our actual results, performance and achievements could differ materially from those expressed or implied in these forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether from new information, future events or otherwise.

You should rely only on the information in this prospectus and in any applicable prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely upon it.

USE OF PROCEEDS

Unless we inform you otherwise in the prospectus supplement relating to a particular offering of securities, we will use the net proceeds from the sale of the securities offered by this prospectus and any applicable prospectus supplement and the exercise price from the exercise of any convertible securities, if any, for general corporate purposes, which may include funding research, development and product manufacturing, clinical trials, acquisitions or investments in businesses, products or technologies that are complementary to our own, increasing our working capital, reducing indebtedness, and capital expenditures.

When particular securities are offered, the prospectus supplement relating to that offering will set forth our intended use of the net proceeds received from the sale of those securities we sell. Pending the application of the net proceeds for these purposes, we expect to invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities.

THE SECURITIES WE MAY OFFER

General

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize all of the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We may also include in the prospectus supplement information about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings:

•	common stock;

•	preferred stock;

•	warrants to purchase shares of common stock or preferred stock;

•	debt securities;

•	subscription rights to purchase shares of common stock or debt securities; and

•	units consisting of any combination of the securities listed above.

In this prospectus, we refer to the common stock, preferred stock, debt securities, subscription rights, warrants and units collectively as “securities.” The total dollar amount of all securities that we may sell pursuant to this prospectus will not exceed $300,000,000.

If we issue debt securities at a discount from their original stated principal amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, we will treat the initial offering price of the debt securities as the total original principal amount of the debt securities.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of:

•	300,000,000 shares of common stock, par value $0.0001 per share; and

•	10,000,000 shares of preferred stock, par value $0.0001 per share, of which 1,100,000 shares have been designated as Series A Preferred Stock

As of close of business on March 8, 2024, 10,493,108 shares of common stock were issued and outstanding and no shares of Series A Preferred Stock or other preferred stock were issued and outstanding.

The additional shares of our authorized capital stock available for issuance may be issued at times and under circumstances so as to have a dilutive effect on earnings per share and on the equity ownership of the holders of our common stock. The ability of our board of directors to issue additional shares of stock could enhance the board’s ability to negotiate on behalf of the stockholders in a takeover situation but could also be used by the board to make a change of control more difficult, thereby denying stockholders the potential to sell their shares at a premium and entrenching current management. The following description is a summary of the material provisions of our capital stock. You should refer to our certificate of incorporation and our bylaws (each as amended and restated, our “certificate of incorporation” and our “bylaws”, respectively), both of which are on file with the SEC as exhibits to previous SEC filings, for additional information. The summary below is qualified by provisions of applicable law.

Common Stock

Voting. The holders of common stock are entitled to one vote for each share held of record on all matters on which the holders are entitled to vote (or consent pursuant to written consent). Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote.

Dividends. The holders of common stock are entitled to receive, ratably, dividends only if, when and as declared by our board of directors out of funds legally available therefor and after provision is made for each class of capital stock having preference over the common stock.

Liquidation Rights. In the event of our liquidation, dissolution or winding-up, the holders of common stock are entitled to share, ratably, in all assets remaining available for distribution after payment of all liabilities and after provision is made for each class of capital stock having preference over the common stock.

Conversion Right. The holders of common stock have no conversion rights.

Preemptive and Similar Rights. The holders of common stock have no preemptive or similar rights.

Redemption/Put Rights. There are no redemption or sinking fund provisions applicable to the common stock. All of the outstanding shares of our common stock are fully-paid and nonassessable.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company, LLC.

Preferred Stock

We are authorized to issue up to 10,000,000 shares of preferred stock, of which 1,100,000 are designated as Series A Preferred Stock. Our board of directors has the authority, within the limitations and restrictions prescribed by law and without stockholder approval, to provide by resolution for the issuance of shares of preferred stock, and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preference and the number of shares constituting any series of the designation of such series, by delivering an appropriate certificate of amendment to our certificate of incorporation to the Delaware Secretary of State pursuant to the Delaware General Corporation Law (the “DGCL”). The issuance of preferred stock could have the effect of decreasing the market price of the common stock, impeding or delaying a possible takeover and adversely affecting the voting and other rights of the holders of our common stock.

Transfer Agent and Registrar for Preferred Stock

The transfer agent and registrar for any series or class of preferred stock will be set forth in each applicable prospectus supplement.

Anti-takeover Effects of Delaware Law and our Certificate of Incorporation

Our certificate of incorporation and bylaws contain provisions that could have the effect of discouraging potential acquisition proposals or tender offers or delaying or preventing a change of control. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. These provisions are as follows:

•

they provide that special meetings of stockholders may be called only by the board of directors acting pursuant to a resolution approved by the affirmative vote of a majority of the board of directors;

•	they specifically deny the ability of stockholders to take action by written consent of the stockholders in lieu of a meeting;

•

they do not include a provision for cumulative voting in the election of directors. Under cumulative voting, a minority stockholder holding a sufficient number of shares may be able to ensure the election of one or more directors. The absence of cumulative voting may have the effect of limiting the ability of minority stockholders to effect changes to the board of directors; and

•

they allow us to issue, without stockholder approval, up to 10,000,000 shares of preferred stock, with such designations, rights, and preferences as may be determined from time to time by our board of directors that could adversely affect the rights and powers of the holders of the common stock, including dividend, liquidation, conversion, voting, or other rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock could have the effect of restricting dividends on our common stock, diluting the voting power of our common stock, impairing the liquidation rights of our common stock, or delaying or preventing a change in control of our company, all without further action by our stockholders

We are subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in the following prescribed manner:

•

prior to the time of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; and

•

on or subsequent to the time of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, for purposes of Section 203, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, owned 15% or more of a corporation’s outstanding voting securities.

Choice of Forum

Unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder to bring (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of the Company or the Company’s stockholders, creditors or constituents, (iii) any action asserting a claim against the Company or any director or officer of the Company arising pursuant to, or a claim against the Company or any director or officer of the Company, with respect to the interpretation or application of any provision of, the DGCL, our certificate of incorporation or bylaws, or (iv) any action asserting a claim governed by the internal affairs doctrine, except for, in each of the aforementioned actions, any claims to which the Court of Chancery of the State of Delaware determines it lacks jurisdiction. This provision will not apply to claims arising under the Exchange Act, the Securities Act or for any other federal securities laws which provide for exclusive federal jurisdiction. Although the exclusive forum provision in our certificate of incorporation does not apply to claims arising under the Securities Act, our board of directors has the power to amend our bylaws, and we may in the future adopt a federal forum selection provision that would apply to claims arising under the Securities Act or other claims if and to the extent permissible under Delaware law.

Stockholder Action by Written Consent

Our certificate of incorporation specifically denies the ability of stockholders to take action by written consent of the stockholders in lieu of a meeting.

Potential Effects of Authorized but Unissued Stock

We have shares of common stock and preferred stock available for future issuance without stockholder approval. We may utilize these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, to facilitate corporate acquisitions or payment as a dividend on the capital stock.

The existence of unissued and unreserved common stock and preferred stock may enable our board of directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage a third-party attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management. In addition, the board of directors has the discretion to determine designations, rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each series of preferred stock, all to the fullest extent permissible under the DGCL and subject to any limitations set forth in our certificate of incorporation. The purpose of authorizing the board of directors to issue preferred stock and to determine the rights and preferences applicable to such preferred stock is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible financings, acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from acquiring, a majority of our outstanding voting stock.

DESCRIPTION OF STOCK WARRANTS

We summarize below some of the provisions that will apply to the warrants unless the applicable prospectus supplement provides otherwise. This summary may not contain all information that is important to you. The complete terms of the warrants will be contained in the applicable warrant certificate and warrant agreement. These documents have been or will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the warrant certificate and the warrant agreement. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

General

We may issue, together with common or preferred stock as units or separately, warrants for the purchase of shares of our common or preferred stock. The terms of each warrant will be discussed in the applicable prospectus supplement relating to the particular series of warrants. The form(s) of certificate representing the warrants and/or the warrant agreement will be, in each case, filed with the SEC as an exhibit to a document incorporated by reference in the registration statement of which this prospectus is a part on or prior to the date of any prospectus supplement relating to an offering of the particular warrant. The following summary of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants.

The prospectus supplement relating to any series of warrants that are offered by this prospectus will describe, among other things, the following terms to the extent they are applicable to that series of warrants:

•	the procedures and conditions relating to the exercise of the warrants;

•	the number of shares of our common or preferred stock, if any, issued with the warrants;

•	the date, if any, on and after which the warrants and any related shares of our common or preferred stock will be separately transferable;

•	the offering price of the warrants, if any;

•	the number of shares of our common or preferred stock which may be purchased upon exercise of the warrants and the price or prices at which the shares may be purchased upon exercise;

•	the date on which the right to exercise the warrants will begin and the date on which the right will expire;

•	a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants;

•	anti-dilution provisions of the warrants, if any;

•	call provisions of the warrants, if any; and

•	any other material terms of the warrants.

Each warrant may entitle the holder to purchase for cash, or, in limited circumstances, by effecting a cashless exercise for, the number of shares of our common or preferred stock at the exercise price that is described in the applicable prospectus supplement. Warrants will be exercisable during the period of time described in the applicable prospectus supplement. After that period, unexercised warrants will be void. Warrants may be exercised in the manner described in the applicable prospectus supplement.

A holder of a warrant will not have any of the rights of a holder of our common or preferred stock before the stock is purchased upon exercise of the warrant. Therefore, before a warrant is exercised, the holder of the warrant will not be entitled to receive any dividend payments or exercise any voting or other rights associated with shares of our common or preferred stock which may be purchased when the warrant is exercised.

Transfer Agent and Registrar

The transfer agent and registrar, if any, for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

This prospectus describes certain general terms and provisions of debt securities that we may offer. The debt securities may be issued pursuant to, in the case of senior debt securities, a senior indenture, and in the case of subordinated debt securities, a subordinated indenture, in each case in the forms filed as exhibits to this registration statement, which we refer to as the “indentures.” The indentures will be entered into between us and a trustee to be named prior to the issuance of any debt securities, which we refer to as the “trustee.” The indentures will not limit the amount of debt securities that can be issued thereunder and will provide that the debt securities may be issued from time to time in one or more series pursuant to the terms of one or more securities resolutions or supplemental indentures creating such series.

We have summarized below the material provisions of the indentures and the debt securities or indicated which material provisions will be described in the related prospectus supplement for any offering of debt securities. These descriptions are only summaries, and you should refer to the relevant indenture for the particular offering of debt securities itself which will describe completely the terms and definitions of the offered debt securities and contain additional information about the debt securities.

Terms

When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a prospectus supplement. The prospectus supplement will set forth the following terms, as applicable, of the debt securities offered thereby:

•	the designation, aggregate principal amount, currency or composite currency and denominations;

•	the price at which such debt securities will be issued and, if an index formula or other method is used, the method for determining amounts of principal or interest;

•	the maturity date and other dates, if any, on which principal will be payable;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

•	the interest rate (which may be fixed or variable), if any;

•	the date or dates from which interest will accrue and on which interest will be payable, and the record dates for the payment of interest;

•	the manner of paying principal and interest;

•	the place or places where principal and interest will be payable;

•	the terms of any mandatory or optional redemption by us or any third party including any sinking fund;

•	the terms of any conversion or exchange;

•	the terms of any redemption at the option of holders or put by the holders;

•	any tax indemnity provisions;

•	if the debt securities provide that payments of principal or interest may be made in a currency other than that in which the debt securities are denominated, the manner for determining such payments;

•	the portion of principal payable upon acceleration of a Discounted Debt Security (as defined below);

•	whether and upon what terms debt securities may be defeased;

•	any events of default or covenants in addition to or in lieu of those set forth in the indentures;

•	provisions for electronic issuance of debt securities or for the issuance of debt securities in uncertificated form; and

•

any additional provisions or other special terms not inconsistent with the provisions of the indentures, including any terms that may be required or advisable under United States or other applicable laws or regulations, or advisable in connection with the marketing of the debt securities.

Debt securities of any series may be issued as registered debt securities or uncertificated debt securities, in such denominations as specified in the terms of the series.

Securities may be issued under the indentures as Discounted Debt Securities to be offered and sold at a substantial discount from the principal amount thereof. Special United States federal income tax and other considerations applicable thereto will be described in the prospectus supplement relating to such Discounted Debt Securities. “Discounted Debt Security” means a security where the amount of principal due upon acceleration is less than the stated principal amount.

We are not obligated to issue all debt securities of one series at the same time and, unless otherwise provided in the prospectus supplement, we may reopen a series, without the consent of the holders of the debt securities of that series, for the issuance of additional debt securities of that series. Additional debt securities of a particular series will have the same terms and conditions as outstanding debt securities of such series, except for the date of original issuance and the offering price, and will be consolidated with, and form a single series with, such outstanding debt securities.

Ranking

The senior debt securities will rank equally with all of our other senior and unsubordinated debt. Our secured debt, if any, will be effectively senior to the senior debt securities to the extent of the value of the assets securing such debt. The subordinated debt securities will be subordinate and junior in right of payment to all of our present and future senior indebtedness to the extent and in the manner described in the prospectus supplement and as set forth in the board resolution, officer’s certificate or supplemental indenture relating to such offering.

We have only a stockholder’s claim on the assets of our subsidiaries. This stockholder’s claim is junior to the claims that creditors of our subsidiaries have against our subsidiaries. Holders of our debt securities will be our creditors and not creditors of any of our subsidiaries. As a result, all the existing and future liabilities of our subsidiaries, including any claims of their creditors, will effectively be senior to the debt securities with respect to the assets of our subsidiaries. In addition, to the extent that we issue any secured debt, the debt securities will be effectively subordinated to such secured debt to the extent of the value of the assets securing such secured debt.

The debt securities will be obligations exclusively of Corbus Pharmaceuticals Holdings, Inc. To the extent that our ability to service our debt, including the debt securities, may be dependent upon the earnings of our subsidiaries, our ability to do so will be dependent on the ability of our subsidiaries to distribute those earnings to us as dividends, loans or other payments.

Certain Covenants

Any covenants that may apply to a particular series of debt securities will be described in the prospectus supplement relating thereto.

Successor Obligor

The indentures will provide that, unless otherwise specified in the securities resolution or supplemental indenture establishing a series of debt securities, we shall not consolidate with or merge into, or transfer all or substantially all of our assets to, any person in any transaction in which we are not the survivor, unless:

•	the person is organized under the laws of the United States or a jurisdiction within the United States;

•	the person assumes by supplemental indenture all of our obligations under the relevant indenture, the debt securities and any coupons;

•	immediately after the transaction no Default (as defined below) exists; and

•

we deliver to the trustee an officers’ certificate and opinion of counsel stating that the transaction complies with the foregoing requirements and that all conditions precedent provided for in the indenture relating to the transaction have been complied with.

In such event, the successor will be substituted for us, and thereafter all of our obligations under the relevant indenture, the debt securities and any coupons will terminate.

The indentures will provide that these limitations shall not apply if our board of directors makes a good faith determination that the principal purpose of the transaction is to change our state of incorporation.

Exchange of Debt Securities

Registered debt securities may be exchanged for an equal aggregate principal amount of registered debt securities of the same series and date of maturity in such authorized denominations as may be requested upon surrender of the registered debt securities at an agency of the Company maintained for such purpose and upon fulfillment of all other requirements of such agent.

Default and Remedies

Unless the securities resolution or supplemental indenture establishing the series otherwise provides (in which event the prospectus supplement will so state), an “Event of Default” with respect to a series of debt securities will occur if:

(1)	we default in any payment of interest on any debt securities of such series when the same becomes due and payable and the default continues for a period of 30 days;

(2)

we default in the payment of all or any part of the principal and premium, if any, of any debt securities of such series when the same becomes due and payable at maturity or upon redemption, acceleration or otherwise and such default shall continue for five or more days;

(3)	we default in the performance of any of our other agreements applicable to the series and the default continues for 30 days after the notice specified below;

(4)	a court of competent jurisdiction enters an order or decree under any Bankruptcy Law (as defined below) that:

(A)	is for relief against us in an involuntary case,

(B)	appoints a Custodian (as defined below) for us or for any substantial part of our property, or

(C)	orders the winding up or liquidation of us, and the order or decree remains unstayed and in effect for 90 days;

(5)	we, pursuant to or within the meaning of any Bankruptcy Law:

(A)	commence a voluntary case,

(B)	consent to the entry of an order for relief against us in an involuntary case,

(C)	consent to the appointment of a Custodian for us or for any substantial part of our property, or

(D)	make a general assignment for the benefit of our creditors; or

(6)	there occurs any other Event of Default provided for in such series.

The term “Bankruptcy Law” means Title 11 of the United States Code or any similar Federal or State law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator or a similar official under any Bankruptcy Law.

“Default” means any event which is, or after notice or passage of time would be, an Event of Default. A Default under subparagraph (3) above is not an Event of Default until the trustee or the holders of at least 25% in principal amount of the series notify us of the Default and we do not cure the Default within the time specified after receipt of the notice.

The trustee may require indemnity satisfactory to it before it enforces the indentures or the debt securities of the series. Subject to certain limitations, holders of a majority in principal amount of the debt securities of the series may direct the trustee in its exercise of any trust or power with respect to such series. Except in the case of Default in payment on a series, the trustee may withhold from securityholders of such series notice of any continuing Default if the trustee determines that withholding notice is in the interest of such securityholders. We are required to furnish the trustee annually a brief certificate as to our compliance with all conditions and covenants under the indentures.

The indentures will not have cross-default provisions. Thus, a default by us on any other debt, including any other series of debt securities, would not constitute an Event of Default.

Amendments and Waivers

The indentures and the debt securities or any coupons of the series may be amended, and any Default may be waived as follows:

Unless the securities resolution or supplemental indenture otherwise provides (in which event the applicable prospectus supplement will so state), the debt securities and the indentures may be amended with the consent of the holders of a majority in principal amount of the debt securities of all series affected voting as one class. Unless the securities resolution or supplemental indenture otherwise provides (in which event the applicable prospectus supplement will so state), a Default other than a Default in payment on a particular series may be waived with the consent of the holders of a majority in principal amount of the debt securities of the series. However, without the consent of each securityholder affected, no amendment or waiver may:

•	change the fixed maturity of or the time for payment of interest on any debt security;

•	reduce the principal, premium or interest payable with respect to any debt security;

•	change the place of payment of a debt security or the currency in which the principal or interest on a debt security is payable;

•	change the provisions for calculating any redemption or repurchase price with respect to any debt security;

•	adversely affect any holder’s right to receive payment of principal and interest or to institute suit for the enforcement of any such payment;

•	reduce the amount of debt securities whose holders must consent to an amendment or waiver;

•	make any change that materially adversely affects the right to convert any debt security;

•	waive any Default in payment of principal of or interest on a debt security; or

•	adversely affect any holder’s rights with respect to redemption or repurchase of a debt security.

Without the consent of any securityholder, the indentures or the debt securities may be amended to:

•	provide for assumption of our obligations to securityholders in the event of a merger or consolidation requiring such assumption;

•	cure any ambiguity, omission, defect or inconsistency;

•	conform the terms of the debt securities to the description thereof in the prospectus and prospectus supplement offering such debt securities;

•	create a series and establish its terms;
•	provide for the acceptance of appointment by a successor trustee or to facilitate the administration of the trusts by more than one trustee;

•	provide for uncertificated or unregistered securities;

•	make any change that does not adversely affect the rights of any securityholder;

•	add to our covenants; or

•	make any other change to the indentures so long as no debt securities are outstanding.

Conversion Rights

Any securities resolution or supplemental indenture establishing a series of debt securities may provide that the debt securities of such series will be convertible at the option of the holders thereof into or for our common stock or other equity or debt instruments. The securities resolution or supplemental indenture may establish, among other things, (1) the number or amount of shares of common stock or other equity or debt instruments for which $1,000 aggregate principal amount of the debt securities of the series is convertible, as may be adjusted pursuant to the terms of the relevant indenture and the securities resolution; and (2) provisions for adjustments to the conversion rate and limitations upon exercise of the conversion right. The indentures provide that we will not be required to make an adjustment in the conversion rate unless the adjustment would require a cumulative change of at least 1% in the conversion rate. However, we will carry forward any adjustments that are less than 1% of the conversion rate and take them into account in any subsequent adjustment of the conversion rate.

Legal Defeasance and Covenant Defeasance

Debt securities of a series may be defeased in accordance with their terms and, unless the securities resolution or supplemental indenture establishing the terms of the series otherwise provides, as set forth below. We at any time may terminate as to a series all of our obligations (except for certain obligations, including obligations with respect to the defeasance trust and obligations to register the transfer or exchange of a debt security, to replace destroyed, lost or stolen debt securities and coupons and to maintain paying agencies in respect of the debt securities) with respect to the debt securities of the series and any related coupons and the relevant indenture, which we refer to as legal defeasance. We at any time may terminate as to a series our obligations with respect to any restrictive covenants which may be applicable to a particular series, which we refer to as covenant defeasance.

We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option. If we exercise our legal defeasance option, a series may not be accelerated because of an Event of Default. If we exercise our covenant defeasance option, a series may not be accelerated by reference to any covenant which may be applicable to a series.

To exercise either defeasance option as to a series, we must (1) irrevocably deposit in trust with the trustee (or another trustee) money or U.S. Government Obligations (as defined below), deliver a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due on the deposited U.S. Government Obligations, without reinvestment, plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay the principal and interest when due on all debt securities of such series to maturity or redemption, as the case may be; and (2) comply with certain other conditions. In particular, we must obtain an opinion of tax counsel that the defeasance will not result in recognition of any gain or loss to holders for federal income tax purposes.

“U.S. Government Obligations” means direct obligations of the United States or any agency or instrumentality of the United States, the payment of which is unconditionally guaranteed by the United States, which, in either case, have the full faith and credit of the United States pledged for payment and which are not callable at the issuer’s option, or certificates representing an ownership interest in such obligations.

Regarding the Trustee

Unless otherwise indicated in a prospectus supplement, the trustee will also act as depository of funds, transfer agent, paying agent and conversion agent, as applicable, with respect to the debt securities. In certain circumstances, we or the securityholders may remove the trustee as the trustee under a given indenture. The indenture trustee may also provide additional unrelated services to us as a depository of funds, registrar, trustee and similar services.

Governing Law

The indentures and the debt securities will be governed by New York law, except to the extent that the Trust Indenture Act of 1939 is applicable.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our common stock or debt securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for our common stock or debt securities upon the exercise of the subscription rights;

•	the number of subscription rights to be issued to each stockholder;

•	the number and terms of our common stock or debt securities which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•

the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security (but, to the extent convertible securities are included in the units, the holder of the units will be deemed the holder of the convertible securities and not the holder of the underlying securities). The unit agreement under which a unit is issued, if any, may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	the terms of the unit agreement governing the units;

•	United States federal income tax considerations relevant to the units; and

•	whether the units will be issued in fully registered global form.

This summary of certain general terms of units and any summary description of units in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all provisions of the applicable unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. The forms of the unit agreements and other documents relating to a particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you.

FORMS OF SECURITIES

Each debt security and, to the extent applicable, warrant, subscription right and unit, will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities or warrants represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

Registered Global Securities. We may issue the registered debt securities and, to the extent applicable, warrants, subscription rights and units, in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture or warrant agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture or warrant agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture or warrant agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture or warrant agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, interest payments on debt securities and any payments to holders with respect to warrants represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of the Company, the trustees, the warrant agents or any other agent of the Company, the trustees or the warrant agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee or warrant agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

Initial Offering and Sale of Securities

Unless otherwise set forth in a prospectus supplement accompanying this prospectus, we may sell the securities being offered hereby, from time to time, by one or more of the following methods:

•	to or through underwriting syndicates represented by managing underwriters;

•	through one or more underwriters without a syndicate for them to offer and sell to the public;

•	through dealers or agents; and

•	to investors directly in negotiated sales or in competitively bid transactions.

Offerings of securities covered by this prospectus also may be made into an existing trading market for those securities in transactions at other than a fixed price, either:

•

on or through the facilities of The Nasdaq Capital Market or any other securities exchange or quotation or trading service on which those securities may be listed, quoted, or traded at the time of sale; and/or

•	to or through a market maker other than on the securities exchanges or quotation or trading services set forth above.

Those at-the-market offerings, if any, will be conducted by underwriters acting as principal or agent of the Company, who may also be third-party sellers of securities as described above. The prospectus supplement with respect to the offered securities will set forth the terms of the offering of the offered securities, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the offered securities and the proceeds to us from such sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers;

•	any securities exchange on which such offered securities may be listed; and

•	any underwriter, agent or dealer involved in the offer and sale of any series of the securities.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at fixed prices, which may be changed;

•	at market prices prevailing at the time of the sale;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

Each prospectus supplement will set forth the manner and terms of an offering of securities including:

•	whether that offering is being made to underwriters, through agents or directly to the public;

•	the rules and procedures for any auction or bidding process, if used;

•	the securities’ purchase price or initial public offering price; and

•	the proceeds we anticipate from the sale of the securities, if any.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. The applicable prospectus supplement may indicate, in connection with such a transaction, that the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third party may use securities pledged by us or borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

Sales Through Underwriters

If underwriters are used in the sale of some or all of the securities covered by this prospectus, the underwriters will acquire the securities for their own account. The underwriters may resell the securities, either directly to the public or to securities dealers, at various times in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. Unless indicated otherwise in a prospectus supplement, the underwriters will be obligated to purchase all the securities of the series offered if any of the securities are purchased.

Any initial public offering price and any concessions allowed or reallowed to dealers may be changed intermittently.

Sales Through Agents

Unless otherwise indicated in the applicable prospectus supplement, when securities are sold through an agent, the designated agent will agree, for the period of its appointment as agent, to use specified efforts to sell the securities for our account and will receive commissions from us as will be set forth in the applicable prospectus supplement.

Securities bought in accordance with a redemption or repayment under their terms also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing by one or more firms acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the securities remarketed by them.

If so indicated in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase securities at a price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the prospectus supplement. These contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the prospectus supplement will set forth the commissions payable for solicitation of these contracts.

Direct Sales

We may also sell offered securities directly to institutional investors or others. In this case, no underwriters or agents would be involved. The terms of such sales will be described in the applicable prospectus supplement.

General Information

Broker-dealers, agents or underwriters may receive compensation in the form of discounts, concessions or commissions from us and/or the purchasers of securities for whom such broker-dealers, agents or underwriters may act as agents or to whom they sell as principal, or both. This compensation to a particular broker-dealer might be in excess of customary commissions.

Underwriters, dealers and agents that participate in any distribution of the offered securities may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, or the Securities Act, so any discounts or commissions they receive in connection with the distribution may be deemed to be underwriting compensation. Those underwriters and agents may be entitled, under their agreements with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution by us to payments that they may be required to make in respect of those civil liabilities. Certain of those underwriters or agents may be customers of, engage in transactions with, or perform services for, us or our affiliates in the ordinary course of business. We will identify any underwriters or agents, and describe their compensation, in a prospectus supplement. Any institutional investors or others that purchase offered securities directly, and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

We will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, if we enter into any material arrangement with a broker, dealer, agent or underwriter for the sale of securities through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. Such prospectus supplement will disclose:

•	the name of any participating broker, dealer, agent or underwriter;

•	the number and type of securities involved;

•	the price at which such securities were sold;

•	any securities exchanges on which such securities may be listed;

•	the commissions paid or discounts or concessions allowed to any such broker, dealer, agent or underwriter, where applicable; and

•	other facts material to the transaction.

In order to facilitate the offering of certain securities under this prospectus or an applicable prospectus supplement, certain persons participating in the offering of those securities may engage in transactions that stabilize, maintain or otherwise affect the price of those securities during and after the offering of those securities. Specifically, if the applicable prospectus supplement permits, the underwriters of those securities may over-allot or otherwise create a short position in those securities for their own account by selling more of those securities than have been sold to them by us and may elect to cover any such short position by purchasing those securities in the open market.

In addition, the underwriters may stabilize or maintain the price of those securities by bidding for or purchasing those securities in the open market and may impose penalty bids, under which selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of securities to the extent that it discourages resales of the securities. No representation is made as to the magnitude or effect of any such stabilization or other transactions. Such transactions, if commenced, may be discontinued at any time.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Rule 15c6-1 under the Exchange Act generally requires that trades in the secondary market settle in two business days, unless the parties to any such trade expressly agree otherwise. Your prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

This prospectus, any applicable prospectus supplement and any applicable pricing supplement in electronic format may be made available on the Internet sites of, or through other online services maintained by, us and/or one or more of the agents and/or dealers participating in an offering of securities, or by their affiliates. In those cases, prospective investors may be able to view offering terms online and, depending upon the particular agent or dealer, prospective investors may be allowed to place orders online.

Other than this prospectus, any applicable prospectus supplement and any applicable pricing supplement in electronic format, the information on our website or the website of any agent or dealer, and any information contained in any other website maintained by any agent or dealer:

•	is not part of this prospectus, any applicable prospectus supplement or any applicable pricing supplement or the registration statement of which they form a part;

•	has not been approved or endorsed by us or by any agent or dealer in its capacity as an agent or dealer, except, in each case, with respect to the respective website maintained by such entity; and

•	should not be relied upon by investors.

There can be no assurance that we will sell all or any of the securities offered by this prospectus.

This prospectus may also be used in connection with any issuance of common stock or preferred stock upon exercise of a warrant if such issuance is not exempt from the registration requirements of the Securities Act.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing securityholders. In some cases, we or dealers acting with us or on our behalf may also purchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Lowenstein Sandler LLP, New York, New York. If the validity of the securities offered hereby in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

The consolidated balance sheets of Corbus Pharmaceuticals Holdings, Inc. and Subsidiaries as of December 31, 2023 and 2022 and the related consolidated statements of operations and comprehensive loss, stockholders’ equity and cash flows for each of the years then ended, have been audited by EisnerAmper LLP, an independent registered public accounting firm as stated in their report, which is incorporated herein by reference, which expresses an unqualified opinion on the financial statements. Such consolidated financial statements have been incorporated herein by reference in reliance on the reports of such firm, given upon their authority as experts in auditing and accounting.

DISCLOSURE OF COMMISSION POSITION
ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Section 145 of the DGCL provides that we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative (other than an action by us or in our right) by reason of the fact that he is or was our director, officer, employee or agent, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Section 145 further provides that we similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by is or in our right to procure judgment in our favor, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to us unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Our certificate of incorporation limits the liability of our directors to the fullest extent permitted by Delaware law. In addition, we have entered into indemnification agreements with certain of our directors and officers whereby we have agreed to indemnify those directors and officers to the fullest extent permitted by law, including indemnification against expenses and liabilities incurred in legal proceedings to which the director or officer was, or is threatened to be made, a party by reason of the fact that such director or officer is or was a director, officer, employee or agent of the Company, provided that such director or officer acted in good faith and in a manner that the director or officer reasonably believed to be in, or not opposed to, the best interests of the Company.

We have director and officer liability insurance to cover liabilities our directors and officers may incur in connection with their services to us, including matters arising under the Securities Act. Our certificate of incorporation and bylaws also provide that we will indemnify our directors and officers who, by reason of the fact that he or she is one of our officers or directors of our company, is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, related to their board role with the company.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ADDITIONAL INFORMATION

This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC relating to the shares of our securities being offered hereby. This prospectus does not contain all of the information in the registration statement and its exhibits. The registration statement, its exhibits and the documents incorporated by reference in this prospectus and their exhibits, all contain information that is material to the offering of the securities hereby. Whenever a reference is made in this prospectus to any of our contracts or other documents, the reference may not be complete. You should refer to the exhibits that are a part of the registration statement in order to review a copy of the contract or documents.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the SEC. Additionally, you may access our filings with the SEC through our website at http://www.corbuspharma.com. We have included our website address as an inactive textual reference only and our website and the information contained on, or that can be accessed through, our website will not be deemed to be incorporated by reference in, and are not considered part of, this prospectus.

We will provide you without charge, upon your oral or written request, with an electronic or paper copy of any or all reports, proxy statements and other documents we file with the SEC, as well as any or all of the documents incorporated by reference in this prospectus (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to:

Corbus Pharmaceuticals Holdings, Inc.

500 River Ridge Drive

Norwood, MA 02062

Telephone number: (617) 963-0100

You should rely only on the information in this prospectus and the additional information described above and under the heading “Incorporation of Certain Information by Reference” below. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely upon it. We are not making an offer to sell these securities in any jurisdiction where such offer or sale is not permitted. You should assume that the information in this prospectus was accurate on the date of the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement.

We incorporate by reference the documents listed below that we have previously filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 12, 2024;

•

Our Current Reports on Form 8-K filed with the SEC on January 9, 2024, January 26, 2024, January 29, 2024, January 31, 2024, February 1, 2024 (as amended on February 2, 2024), and February 6, 2024 (other than any portions thereof deemed furnished and not filed); and

•

The description of our common stock, par value $0.0001 per share, contained in our Form 8-A filed on April 14, 2015, including any amendment or report filed for the purpose of updating such description, including the Description of Capital Stock filed as Exhibit 4.10 to our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 7, 2023.

All reports and other documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus but before the termination of the offering of the securities hereunder will also be considered to be incorporated by reference into this prospectus from the date of the filing of these reports and documents, and will supersede the information herein; provided, however, that all reports, exhibits and other information that we “furnish” to the SEC will not be considered incorporated by reference into this prospectus. We undertake to provide without charge to each person (including any beneficial owner) who receives a copy of this prospectus, upon written or oral request, a copy of all of the preceding documents that are incorporated by reference (other than exhibits, unless the exhibits are specifically incorporated by reference into these documents). You may request a copy of these materials in the manner set forth under the heading “Additional Information,” above.

4,744,231 Shares of Common Stock

Pre-Funded Warrants to Purchase 1,025,000 Shares of Common Stock

1,025,000 Shares of Common Stock Underlying the Pre-Funded Warrants

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PROSPECTUS SUPPLEMENT

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Book-running manager
Jefferies
Lead managers
RBC Capital Markets	LifeSci Capital	Mizuho

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October 30, 2025